KPMG LLP
Bay Adelaide Centre	Telephone	(416) 777-8500
333 Bay Street Suite 4600	Fax	(416) 777-8818
Toronto ON M5H 2S5	Internet	www.kpmg.ca
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Energy Fuels Inc.

We consent to the use of our report dated March 18, 2015, with respect to the consolidated financial statements of Energy Fuels Inc., which comprise the consolidated statements of financial position as at December 31, 2014 and December 31, 2013, the consolidated statements of comprehensive loss, shareholders’ equity and cash flows for the year ended December 31, 2014 and the fifteen-month period ended December 31, 2013, and notes, comprising a summary of significant accounting policies and other explanatory information, incorporated herein by reference in this Registration Statement of Energy Fuels Inc. on Form S-8.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
June 23, 2015
Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.